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                                                                      EXHIBIT 99



                           LOCAL FINANCIAL CORPORATION
                 CLOSES PLACEMENT OF TRUST PREFERRED SECURITIES



Oklahoma City - Local Financial Corporation (NASDAQ:LFIN). Local Financial Corporation (the "Company") announced the July 30, 2002 private placement of $10,000,000 of trust preferred securities issued by its Delaware statutory business trust, Local Financial Capital Trust II. The securities bear interest at a rate of 3 5/8 percent over 6-month Libor and mature in 2032. The Company will treat the issue as Tier I capital for regulatory purposes. The Company intends to use the proceeds for general corporate purposes, to support its growth strategy, for working capital and for repurchases of common stock.


Local Financial, with assets of $2.8 billion, is the parent company of Local Oklahoma Bank, a national banking association which has 51 branch offices providing personalized banking services to businesses and individuals in 33 communities located in Oklahoma, with major concentration in the metropolitan areas of Oklahoma City, Tulsa, and Lawton.

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This news release may contain forward-looking statements that involve risk and uncertainties, with respect to the results of operations and other uncertainties that may not be known or anticipated by the Company. While management of the Company uses its best efforts to be accurate in making forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially from the future results indicated in such forward-looking statements.




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             LOCAL FINANCIAL CORPORATION CHAIRMAN, AS PART OF ESTATE
       PLANNING EFFORTS, ESTABLISHES PLAN TO SELL A PORTION OF HIS SHARES


Oklahoma City - (PR Newswire) Local Financial Corporation (NASDAQ: LFIN) announced today that Edward A. Townsend, CEO and Chairman of the Board, as part of prudent estate planning efforts, has established a plan to sell a portion of his shares and exercise stock options of LFIN common stock on a periodic basis over the course of the next twelve months. Mr. Townsend has been CEO of Local Financial Corporation since 1997. The shares to be sold are current holdings of Mr. Townsend and related stock option awards made in September of 1997. Under the Plan, Mr. Townsend will sell shares or exercise stock options and sell the underlying shares covering an aggregate of 330,000 shares, which is approximately one-third of his aggregate holdings. Mr. Townsend has indicated that he will not sell more than 110,000 shares in any one quarter, which constitutes approximately 2% of the total daily trading volume in LFIN's common stock during the last calendar quarter. The shares will be sold from time to time with pre-determined price thresholds and with certain other contingencies following earnings announcements and in accordance with LFIN's prescribed "window periods" for sales by insiders. The plan expires in August of 2003. Sales under the plan will be effected in a manner to minimize market impact.

About Local Financial Corporation

Local Financial Corporation, with assets of $2.8 billion, is the parent company of Local Oklahoma Bank, a national banking association which has 51 branch offices providing personalized banking services to businesses and individuals in 33 communities located in Oklahoma, with major concentration in the metropolitan areas of Oklahoma City, Tulsa and Lawton.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, such statements as may be identified by words such as "plan," "will," "allows," "permits," "reallocate," "diversify," "goal," "offers," "expects" and similar expressions which are predictions of or indicate future events and trends and which do not constitute historical matters. These statements include statements regarding: (1) the impact of sales of the Company's stock under Mr. Townsend's plan on the market price of Local Financial Corporation's stock; and (2) Local Financial's expectations regarding the timing and manner of exercise of Mr. Townsend's stock options and sales of the Company's stock pursuant to Mr. Townsend's plan. These



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statements are based upon the current beliefs and expectations of Local
Financial Corporation's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) volatility in the Company's stock price; (2) termination of Mr. Townsend's plan or changes in his compensation; (3) adverse conditions and volatility in the stock market, the public debt market and other capital markets; and (4) enactment of adverse government regulation. Additional factors that could cause Local Financial Corporation's results to differ materially from those described in the forward-looking statements can be found in Local Financial's other press releases and Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, Current Reports on Form 8-K and other filings submitted to the Securities and Exchange Commission. Local Financial Corporation does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.